                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    July 2, 1997



                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)



      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code 610-774-5151




___________________________________________________________________________
      (Former name or former address, if changed since last report.)

Item 5.	Other Events


Proposed Windfall Profits Tax

	On July 2, 1997, the new Labour government in the United Kingdom announced its budget proposals, which include a windfall profits tax on the privatized utilities in the U.K. The tax would be payable in two equal installments in December 1997 and December 1998.

	Power Markets Development Company, a wholly owned subsidiary of PP&L Resources, Inc., has a 25 percent equity interest in South Western Electricity plc ("SWEB"), one of the U.K.'s privatized regional electric companies. Preliminary estimates are that SWEB's windfall profits tax would be approximately 97 million pounds sterling, or about $160 million (depending on exchange rates). Based on this estimate, PP&L Resources would incur a one-time charge against earnings of about $40 million, or about 24 cents per share. The budget proposal is expected to be approved by Parliament during the third quarter of 1997, in which case PP&L Resources would expect to record the charge in that quarter.







                            SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PP&L RESOURCES, INC.





                            By:        /s/ R. E. Hill
                                           R. E. Hill
                                  Sr. Vice President-Financial


Date:  July 14, 1997